Exhibit 99.1
Forrester Research, Inc. Charles Rutstein COO Michael Doyle CFO

Safe Harbor This presentation may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements. Please see the Company's Annual Report to shareholders and its filings with the SEC, including its recent filings on Forms 10-K and 10-Q, for a discussion of important risk factors that could cause actual events or results to differ materially from those in the projections or forward-looking statements.

Forrester summary Independent technology research company Founded in 1983, IPO 1996; secondary in 2000 23.6 million shares outstanding 1,048 employees in 26 global locations as of 12/31/08 Strong balance sheet $260 million in cash & securities as of 12/31/08 No debt 2,643 client companies, including 18% of the world's $1B+ companies

Agenda Investment highlights Products Growth and operational imperatives Acquisitions Financials

Investment Highlights Attractive business model Recurring revenue model Demonstrated track record of accelerating revenue growth, expanding margins Healthy cash flow Strong balance sheet with $11/share in cash Consolidating market Large, global, market opportunity: 25,000 companies Primarily organic growth story

Agenda Investment highlights Products Growth and operational imperatives Acquisitions Financials

Forrester goes to market by...roles

The advantages of roles Higher relevancy Differentiation from competitors Deeper client relationships Resulting in: Stronger renewal rates Higher new business win rates

Proprietary sources Products Products 4,500 vendor briefings per year 16,800 client inquiries per year 275,000 consumer surveys 14,000 large company surveys Research Boards Data Consulting Events

Research services: 64% of 2008 revenues Research: 40% of total revenue Boards: 19% of total revenue Data: 5% of total revenue

Research $29,000 per RoleView member seat 22,000 reports Daily conference calls Attend a Forrester event Unlimited analyst inquiry

Boards Launched in 2002 $36,000 per Forrester Leadership Board seat 15 boards 1,552 members at the end of Q4, 2008

Data Surveying 70% of the world's GDP Second longest-running proprietary survey in the U.S.

Advisory Services & Other: 36% of 2008 Revenues Consulting: 31% of total revenue Events: 5% of total revenue

Consulting 50% are one- and two-day projects 50% are large, multi-week projects A "nobody on the beach" model

Events $1,995 per seat 300 to 1,500 attendees per event 14 events worldwide in 2009

Agenda Investment highlights Products Growth and operational imperatives Acquisitions Financials

Forrester's addressable market 4 million executives $9 billion To date, we are less than 5% penetrated.

Three operational imperatives Completing the build-out of role-based ("R") Growing our sales platform Increasing the quotient of syndicated business ("Q").

Agenda Investment highlights Products Growth and operational imperatives Acquisitions Financials

Acquisitions 4 acquisitions prior to 2008 - 3 very successful Largest was Giga in 2003 for $60 million Acquired Jupiter Research 7/31/08 for $23mm Look to fill a geographical, role, or product gap Economic downturn could create interesting buying opportunities Note: we are highly selective...

Agenda Investment highlights Products Growth and operational imperatives Acquisitions Financials

Financial Review 2008 continued positive financial trends of the past 6 years -- Accelerating revenue growth, expanding margins 2009 will be challenging as a result of the significant global economic downturn: We expect 2009 performance to deviate from our historical performance levels We have taken actions to right-size our business while still positioning ourselves for continued growth beyond 2009 Our strong financial position will allow us to be opportunistic in this market We expect to return to our historical performance levels when the global economy rebounds

Revenue 17% '05 to '08 CAGR 14% '02 to '08 CAGR $96.9 $126.0 $138.5 $151.4 $181.5 $212.1 $240.9 $- $25.0 $50.0 $75.0 $100.0 $125.0 $150.0 $175.0 $200.0 $225.0 $250.0 2002 2003 2004 2005 2006 2007 2008

Proforma Operating Income and Margin '02 to '08 CAGR 33% '05 to '08 CAGR 31% 19.0% 17.4% Proforma Op Margin 16.5% 13.4% 12.2% 11.1% 11.4% $11.0 $14.0 $16.9 $20.2 $29.7 $36.8 $45.6 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 2002 2003 2004 2005 2006 2007 2008

Cash flows from operations 2007 and 2008 includes investigation costs and restatement $5.6 $4.1 $18.0 $23.9 $45.8 $38.1 $43.6 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 2002 2003 2004 2005 2006 2007 * 2008 *

FY 2008 Pro Forma Income Statement FY 2007 Actual FY 2008 Actual Growth Revenue 212.1 $ 240.9 $ 14% Expense 175.3 $ 195.2 $ 11% Operating income 36.8 $ 45.6 $ 24% Operating margin 17.4% 18.9% 9% Net income 27.6 $ 31.1 $ 13% WASO 23.7 23.6 -1% EPS 1.16 $ 1.32 $ 14%

Select balance sheet items (in millions) 12/31/06 12/31/07 Cash and securities: $207.8 $249.0 $260.0* Accounts receivable: $ 59.7 $ 69.9 $ 64.2 Total assets: $384.1 $426.4 $454.9 Stockholders' equity: $244.9 $275.0 $303.5 Deferred revenue: $ 99.9 $111.4 $113.8 12/31/08 *39.6 million carried as long term investment

Key metrics 12/31/06 12/31/07 Agreement value: $172.8 $197.2 $222.5 Client company retention: 77% 75% 73% Dollar retention: 86% 85% 84% Client companies: 2,312 2,468 2,643 12/31/08 Roles Per Client: - - 3.1

2009 Outlook Revenues of $215-$235 Million Pro-Forma Operating Margin of 15 to 17 percent Pro-Forma Earnings per Share of $0.88 to $1.11 Operating cash flow between $20 to $30 million

Summary The global economic downturn will present short term challenges and interesting opportunities for Forrester in 2009 but... Clear long term growth path and strategy Attractive business model Roles enhance the model Business execution against role-based strategy continues to improve